CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation of our report included in this Annual Report on Form 10-K for the year ended October 31, 1994 of HRE Properties, into its previously filed Registration Statement on Form S-3 (No. 33-57119) and its previously filed Registration Statements on Form S-8 (No.2-93146 and No. 33-41408), and to the reference to our Firm under the caption "Experts" in said Registration Statements.




                                                  ARTHUR ANDERSEN LLP





New York, New York
January 26, 1995
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